                                                                 EXECUTION COPY
                                                                 EXHIBIT 4(f)(6)

================================================================================


                              REFUNDING AGREEMENT
                            (AA 1994 PTC Series AC)

                            Dated as of May 26, 1994

                                     Among

                            AMERICAN AIRLINES, INC.,
                                             as Lessee

                           AT&T CREDIT HOLDINGS, INC.
                  (FORMERLY KNOWN AS AT&T CREDIT CORPORATION),
                                             as Owner Participant

                           WILMINGTON TRUST COMPANY,
                                             as Owner Trustee

              STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                             NATIONAL ASSOCIATION,
                                             as Pass Through Trustee
                                             under each of five separate
                                             Pass Through Trust
                                             Supplements

                                BANQUE INDOSUEZ

                                      and

                                CREDIT NATIONAL,
                         as Original Loan Participants

                  NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION
                         (FORMERLY KNOWN AS C&S/SOVRAN
                TRUST COMPANY (GEORGIA), NATIONAL ASSOCIATION),
                              as Indenture Trustee

                                      And

              STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                             NATIONAL ASSOCIATION,
                                             as Loan Trustee
                                  ___________

                          One Boeing 757-223 Aircraft
                                     N648AA

                       Leased to American Airlines, Inc.

================================================================================


10958175 (AF-2)                                               Series AC

                          INDEX TO REFUNDING AGREEMENT
                            (AA 1994 PTC Series AC)


                                                                                                       Page
                                                                                                       ----
Section  1.  Purchase of Equipment Notes;
               Refunding    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5

Section  2.  Equipment Notes        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

Section  3.  Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

Section  4.  Conditions Precedent to the Obliga-
               tions of the Lessee; Conditions
               Precedent with Respect to the
               Pass Through Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13

Section  5.  Successor Trustee; Execution and
               Delivery of the New Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . .    14

Section  6.  Amendment of the Original Lease
               and Amendment and Restatement
               of the Original Rent Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . .    14

Section  7.  Amendment of the Participation
               Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14

Section  8.  Lessee's Representations and
               Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15

Section  9.  Representations, Warranties and
               Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19

Section 10.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30

Section 11.  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30

Section 12.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31


SCHEDULE I     SCHEDULE OF EQUIPMENT NOTES, PURCHASERS AND PURCHASE PRICE; PAYMENT INFORMATION

SCHEDULE II    SCHEDULE OF LOAN CERTIFICATES

EXHIBIT A      FORM OF STATE STREET GUARANTEE

10958175 (AF-2)                                               Series AC

EXHIBIT B         FORM OF INDENTURE

EXHIBIT C-1       FORM OF LEASE AMENDMENT

EXHIBIT C-2       FORM OF AMENDED AND RESTATED RENT SCHEDULE

EXHIBIT D         FORM OF OPINION OF DEBEVOISE & PLIMPTON

EXHIBIT E         FORM OF OPINION OF ANNE H. McNAMARA, ESQ.

EXHIBIT F         FORM OF OPINION OF POTTER ANDERSON & CORROON,
                     COUNSEL FOR THE OWNER TRUSTEE

EXHIBIT G         FORM OF OPINION OF BINGHAM, DANA & GOULD,
                     COUNSEL FOR THE LOAN TRUSTEE

EXHIBIT H         FORM OF OPINION OF SIDLEY & AUSTIN, COUNSEL TO
                     OWNER PARTICIPANT

EXHIBIT I         FORM OF OPINION OF LOUIS B. FONTANA, COUNSEL TO
                     OWNER PARTICIPANT

EXHIBIT J         FORM OF OPINION OF CROWE & DUNLEVY

EXHIBIT K         FORM OF OPINION OF BINGHAM, DANA & GOULD,
                     COUNSEL FOR THE PASS THROUGH TRUSTEE

EXHIBIT L         PARTICIPATION AGREEMENT AMENDMENT

10958175 (AF-2)                                               Series AC

                              REFUNDING AGREEMENT
                            (AA 1994 PTC Series AC)


                 This REFUNDING AGREEMENT (AA 1994 PTC Series AC) dated as of May 26, 1994, among (i) AMERICAN AIRLINES, INC., a Delaware corporation (the "Lessee"), (ii) AT&T CREDIT HOLDINGS, INC. (formerly known as AT&T Credit Corporation), a Delaware corporation (the "Owner Participant"), (iii) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (the "Owner Trustee") under that certain Trust Agreement (AA 1991 AF-2), dated as of June 25, 1991, between the Owner Participant and the Owner Trustee, (iv) STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association ("State Street"), not in its individual capacity except as otherwise provided herein, but solely as trustee (in such capacity, the "Pass Through Trustee") under each of five separate Pass Through Trust Supplements (each, a "Pass Through Trust Supplement"), each dated as of May 26, 1994, between the Lessee and the Pass Through Trustee (entered into pursuant to the Pass Through Trust Agreement, amended and restated as of February 1, 1992, between the Lessee and the Pass Through Trustee (the "Pass Through Trust Agreement")), (v) BANQUE INDOSUEZ ("Indosuez") and CREDIT NATIONAL ("National" and, together with Indosuez, the "Original Loan Participants"), (vi) NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION (formerly known as C&S/Sovran Trust Company (Georgia), National Association), a national banking association, as Indenture Trustee (the "Indenture Trustee") under that certain Trust Indenture and Security Agreement (AA 1991 AF-2), dated as of June 25, 1991, between the Owner Trustee and the Indenture Trustee (such Trust Indenture and Security Agreement, as supplemented by Trust Agreement and Indenture Supplement No. 1 (AA 1991 AF-2), dated July 10, 1991, the "Original Indenture"), and (vii) STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, as successor trustee to the Indenture Trustee pursuant to the Instrument of Resignation (as defined herein) and under that certain Amended and Restated Trust Indenture and Security Agreement (AA 1994 PTC Series AC), dated as of May 26, 1994, between the Owner Trustee and State Street (in such capacity, the "Loan Trustee").






6958175 (AF-2)                                                         Series AC

                              W I T N E S S E T H:

                 WHEREAS, the Lessee, the Owner Participant, the Owner Trustee, the Original Loan Participant and the Indenture Trustee entered into a Participation Agreement (AA 1991 AF-2), dated as of June 25, 1991 (the "Original Participation Agreement"), providing for the sale and lease of one Boeing 757-223 aircraft bearing U.S. Registration Number N648AA and Manufacturer's Serial Number 24606 (the "Aircraft");

                 WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Participant entered into a Trust Agreement (AA 1991 AF-2) relating to the Aircraft, dated as of June 25, 1991 (such Trust Agreement, as supplemented by Trust Agreement and Indenture Supplement No. 1 (AA 1991 AF-2), dated July 10, 1991, the "Original Trust Agreement"), with the Owner Trustee in its individual capacity, pursuant to which Trust Agreement the Owner Trustee agreed, among other things, to hold the Trust Estate defined in Section 1.01 of such Trust Agreement for the benefit of the Owner Participant thereunder;

                 WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Participant entered into a Tax Indemnity Agreement (AA 1991 AF-2) relating to the Aircraft, dated as of June 25, 1991 (the "Original Tax Indemnity Agreement"), with the Lessee;

                 WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Trustee and the Indenture Trustee entered into the Original Indenture pursuant to which the Owner Trustee issued to Indosuez a certificate substantially in the form set forth in Article II of the Original Indenture as evidence of the loan then being made by such Original Loan Participant in participating in the payment of Lessor's Cost (as such term and other capitalized terms used herein without definition are defined in the Participation Agreement (as defined in Section 7 hereof) or, if not defined therein, as defined in the Lease (as defined below)) for the Aircraft;

                 WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Trustee and the Lessee entered into a Lease Agreement (AA 1991 AF-2) relating to the Aircraft, dated as of June 25, 1991 (such Lease Agreement, as supplemented by Lease Sup-

10958175 (AF-2)                                               Series AC
plement No. 1 (AA 1991 AF-2), dated July 10, 1991, the "Original Lease"), whereby, subject to the terms and conditions set forth therein, the Owner Trustee agreed to lease to the Lessee, and the Lessee agreed to lease from such Owner Trustee, the Aircraft on its Delivery Date;

                 WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Trustee, the Lessee, the Owner Participant and the Indenture Trustee entered into a Rent Schedule (AA 1991 AF-2) relating to the Original Lease, dated as of June 25, 1991 (the "Original Rent Schedule");

                 WHEREAS, subsequent to the execution and delivery of the Original Participation Agreement and prior to the date hereof, Indosuez transferred a portion of its interest in the certificate held by it to National, and the Owner Trustee issued a replacement certificate to Indosuez and a certificate to National, each substantially in the form set forth in
Article II of the Original Indenture (each, a "Loan Certificate", and together, the "Loan Certificates");

                 WHEREAS, pursuant to the Instrument of Resignation, Appointment and Acceptance, dated as of May 26, 1994 (the "Instrument of Resignation"), among the Lessee, the Owner Trustee, the Indenture Trustee, the Loan Trustee and the Original Loan Participant, the Indenture Trustee has resigned under the Original Indenture, and the Pass Through Trustee, the Lessee and the Owner Trustee have accepted such resignation and the appointment of the Loan Trustee as successor to the Indenture Trustee;

                 WHEREAS, State Street Bank and Trust Company, a Massachusetts banking corporation, of which the Loan Trustee is a wholly-owned subsidiary, has entered into a guarantee, dated as of May 26, 1994 (the "State Street Guarantee") for the benefit of, among others, the holders from time to time of the Loan Certificates and the Equipment Notes (as defined below), substantially in the form of Exhibit A hereto with respect to certain obligations of the Loan Trustee;

                 WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Trustee and the Owner Participant have entered into the First Amendment to Trust Agreement (AA 1994 PTC Series AC), dated as of May 26, 1994 (the "Trust Agreement Amendment"; the Original Trust Agreement, as so amended, the "Trust Agreement");

10958175 (AF-2)                                               Series AC

                 WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Participant and the Lessee have entered into the First Amendment to Tax Indemnity Agreement (AA 1994 PTC Series AC), dated as of May 26, 1994 relating to the Aircraft amending the Original Tax Indemnity Agreement (the "Tax Indemnity Agreement Amendment"; the Original Tax Indemnity Agreement, as so amended, the "Tax Indemnity Agreement");

                 WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Trustee and the Loan Trustee have amended and restated the Original Indenture as the Amended and Restated Trust Indenture and Security Agreement (AA 1994 PTC Series AC), dated as of May 26, 1994 (the "Amended and Restated Indenture" or the "Indenture"), in substantially the form of Exhibit B hereto, for the benefit of the holder or holders of the Equipment Notes (as defined below), under which Indenture the Owner Trustee shall issue certificates substantially in the form set forth in Exhibit A to the Indenture (herein, together with any certificates issued in replacement thereof, unless the context otherwise requires, being collectively called the "Equipment Notes" and individually an "Equipment Note") to the Pass Through Trustee of each Grantor Trust (as defined below);

                 WHEREAS, Section 20 of the Original Participation Agreement contemplates the redemption of the Loan Certificates pursuant to Section 2.12 of the Original Indenture as part of a refunding or refinancing operation and
Section 3(e) of the Original Lease contemplates the adjustment of Rent in the event of such a refunding or refinancing operation, and the Lessee has given its written notice to the Owner Participant and Owner Trustee pursuant to such
Section 20 of its desire to implement such a refunding or refinancing operation;

                 WHEREAS, pursuant to the Pass Through Trust Supplements, on the Refunding Date (as defined in Section 1 below) five separate grantor trusts (each, a "Grantor Trust") will be created to facilitate the transactions contemplated hereby;

                 WHEREAS, the proceeds from the sale of the Pass Through Certificates will be applied to purchase the Equipment Notes from the Owner Trustee;

                 WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Trustee and the Lessee

10958175 (AF-2)                                               Series AC
have entered into the First Amendment to the Original Lease in substantially the form of Exhibit C-1 hereto (the "Lease Amendment"; the Original Lease, as so amended, the "Lease"), containing amendments, modifications and additions necessary to give effect to the transactions described herein;

                 WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Trustee, the Lessee, the Owner Participant, the Indenture Trustee and the Loan Trustee have amended and restated the Original Rent Schedule as the Amended and Restated Rent Schedule (AA 1991 AF-2) (redesignated as AA 1994 Series AC), dated as of May 26, 1994 (the "Amended and Restated Rent Schedule"), in substantially the form of Exhibit C-2 hereto.

                 NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

                 SECTION 1. Purchase of Equipment Notes; Refunding. a. Subject to the satisfaction or waiver of the conditions set forth herein, at 11:00 a.m. New York City time on May 26, 1994 or at such other date and time agreed to by the parties hereto (the "Refunding Date"), (i) immediately prior to the Closing (as hereinafter defined), if the Refunding Agreement is other than a Lease Period Date, the Lessee shall pay to the Owner Trustee as a prepayment of Basic Rent an amount equal to the interest accrued and unpaid on the Loan Certificates to the Refunding Date, (ii) if the Refunding Date is a date other than the last day of an Interest Period (as defined in the Original Indenture) the Lessee shall also pay to the Owner Trustee, as Supplemental Rent, the Break Amount (as defined in the Original Indenture), if any, (iii) the Pass Through Trustee for each Grantor Trust shall pay to the Owner Trustee the aggregate purchase price of the Equipment Notes being issued as set forth in clause (viii) below, (iv) the Owner Trustee shall pay to the Loan Trustee for the benefit of the Original Loan Participants an amount equal to the then outstanding principal amount of all Loan Certificates outstanding on the Refunding Date together with accrued and unpaid interest on such Loan Certificates to the Refunding Date and Break Amount, if any, (v) the Loan Trustee shall disburse to each of the Original Loan Participants the amounts of principal and interest, and Break Amount, if any, owing to it on the Refunding Date with respect to its Loan Certificates as a prepayment of such Loan Certificates in accordance with Section 2.12 of the

10958175 (AF-2)                                               Series AC

Original Indenture, (vi) each of the Original Loan Participants shall, against receipt of payment for its Loan Certificates, deliver to the Loan Trustee all of its Loan Certificates for cancellation, (vii) promptly following the prepayment of the Loan Certificates, the Owner Trustee and the Loan Trustee shall enter into the Amended and Restated Indenture and (viii) the Owner Trustee shall issue, pursuant to Article II of the Indenture, to the Pass Through Trustees for the five Grantor Trusts Equipment Notes of the maturity, aggregate principal amount and bearing the interest rate set forth on Schedule I hereto opposite the name of each such Grantor Trust.

                 b. The Owner Participant, by its execution and delivery hereof, requests and directs the Owner Trustee to execute and deliver this Agreement and, subject to the terms hereof, to take the actions contemplated herein.

                 c. In case the Pass Through Trustee shall for any reason fail to purchase the Equipment Notes pursuant to Section 1(a) above, the written notice given by the Lessee pursuant to Section 20 of the Original Participation Agreement shall be deemed never to have been given, neither the Owner Trustee nor the Lessee shall have any obligation to pay to the Original Loan Participants any amount in respect of the prepayment of the Loan Certificates and the Loan Certificates shall remain outstanding and in full force and effect.

                 d. The closing (the "Closing") of the transactions described in this Agreement shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, on the Refunding Date, or at such other place as the parties hereto may agree.

                 e. All payments pursuant to this Section 1 shall be made in immediately available funds to such accounts and at such banks as the parties hereto shall designate in writing not less than one Business Day prior to the Refunding Date.

                 f. Subject to the terms and conditions hereof, in order to facilitate the refinancing by the Owner Trustee of the Loan Certificates contemplated hereby, the Lessee is entering into the Underwriting Agreement, dated as of May 13, 1994, among the Lessee and the several Underwriters (the "Underwriters") named therein (the "Underwriting Agreement"); and the Lessee will enter into the Pass Through Trust Supplements as the "issuer," as defined in and solely

10958175 (AF-2)                                               Series AC
for purposes of the Securities Act of 1933, as amended, of the Pass Through Certificates being issued thereunder, and as the "obligor," as defined in and solely for purposes of the Trust Indenture Act of 1939, as amended, with respect to such Pass Through Certificates and will undertake to perform certain administrative and ministerial duties under such Pass Through Trust Supplements.

                 SECTION 2. Equipment Notes. The Equipment Notes shall be issued in various maturities and shall be payable as to principal in accordance with the terms of the Indenture, and the Equipment Notes of each maturity shall provide for a fixed rate of interest per annum and shall contain the terms and provisions provided for the Equipment Notes of such maturity in the Indenture. The Owner Trustee shall execute, and the Loan Trustee shall authenticate and deliver to the Pass Through Trustee for each Grantor Trust, a principal amount of Equipment Notes of the maturity and interest rate and in the principal amounts, all as set forth opposite the name of such Grantor Trust on Schedule I hereto, which Equipment Notes in the aggregate shall be in the principal amounts set forth on Schedule I hereto. All such Equipment Notes shall be dated and authenticated as of the Refunding Date and shall bear interest therefrom, shall be registered in such names as shall be specified by the Pass Through Trustee, and shall be paid in the manner and at such places as are set forth in the Indenture.

                 SECTION 3. Conditions Precedent. The obligation of the Pass Through Trustee to make the payment described in Section 1(a)(iii) and the obligations of the Owner Trustee and the Owner Participant to participate in the transactions contemplated by this Agreement on the Refunding Date are subject to the fulfillment, prior to or on the Refunding Date, of the following conditions precedent (except that paragraphs (a), (f) and (l) shall not be conditions precedent to the obligations of the Owner Trustee hereunder and paragraphs (a), (g) and (n) shall not be conditions precedent to the obligations of the Owner Participant hereunder):

                 a. The Owner Trustee shall have tendered to the Pass Through Trustee the Equipment Notes as required by Section 2.

                 b. The Pass Through Trustee, the Owner Trustee and the Owner Participant each shall have received executed counterparts or conformed copies of the following documents:

10958175 (AF-2)                                               Series AC

                          (1)  the Original Lease and the Lease Amendment;

                          (2) the Original Rent Schedule and the Amended and Restated Rent Schedule;

                          (3) the Original Trust Agreement and the Trust Agreement Amendment;

                          (4)  the Indenture;

                          (5)  the Purchase Agreement Assignment;

                          (6) the Original Participation Agreement, the Participation Agreement and this Agreement;

                          (7) the Pass Through Trust Supplements and the Pass Through Trust Agreement (collectively, the "Pass Through Trust Documents");

                          (8)  the Instrument of Resignation;

                          (9) the Tax Indemnity Agreement Amendment (for the Owner Participant only); and

                          (10)  the State Street Guarantee.

                 c. The Pass Through Trustee, the Owner Trustee and the Owner Participant each shall have received the following:

                          (1) an incumbency certificate of the Lessee as to the person or persons authorized to execute and deliver this Agreement, the Lease Amendment and any other documents to be executed on behalf of the Lessee in connection with the transactions contemplated hereby and the signatures of such person or persons;

                          (2) a copy of the resolutions of the board of directors of the Lessee or the executive committee thereof, certified by the Secretary or an Assistant Secretary of the Lessee, duly authorizing the transactions contemplated hereby and the execution and delivery of each of the documents required to be executed and delivered on behalf of the Lessee in connection with the transactions contemplated hereby; and

10958175 (AF-2)                                               Series AC

                          (3) such other documents and evidence with respect to the other parties hereto as it may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement, the other Operative Documents (as defined in the Lease), and the Pass Through Trust Documents, the taking of all necessary corporate action in connection therewith and compliance with the conditions herein set forth.

                 d. The Pass Through Trustee, the Owner Trustee and the Owner Participant each shall have received a certificate signed by an authorized officer of the Lessee, dated the Refunding Date, certifying that:

                          (1) the Aircraft has been duly certified by the Federal Aviation Administration as to type and airworthiness in accordance with the terms of the Original Lease;

                          (2) the FAA Bill of Sale, the Original Lease and the Original Indenture have been duly recorded, and the Original Trust Agreement has been duly filed, with the FAA pursuant to the Federal Aviation Act of 1958, as amended (the "Federal Aviation Act");

                          (3) the Aircraft has been registered with the Federal Aviation Administration in the name of the Owner Trustee and the Lessee has authority to operate the Aircraft;

                          (4) the representations and warranties contained herein of the Lessee are correct as though made on and as of the Refunding Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date);

                          (5) no material adverse change shall have occurred in the financial condition of the Lessee and its consolidated subsidiaries, taken as a whole, from that shown in the audited consolidated financial statements of the Lessee and its consolidated subsidiaries as of December 31, 1993;

10958175 (AF-2)                                               Series AC

                          (6) no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

                          (7)  No Event of Loss has occurred and is continuing.

                 e. The Pass Through Trustee, the Owner Trustee and the Owner Participant each shall have received a certificate signed by an authorized officer of the Loan Trustee, dated the Refunding Date, certifying that the representations and warranties contained herein of the Loan Trustee are correct as though made on and as of the Refunding Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

                 f. The Pass Through Trustee and the Owner Participant each shall have received a certificate signed by an authorized officer of the Owner Trustee, dated the Refunding Date, certifying that the representations and warranties contained herein of the Owner Trustee are correct as though made on and as of the Refunding Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

                 g. The Pass Through Trustee and the Owner Trustee each shall have received a certificate signed by an authorized officer of the Owner Participant, dated the Refunding Date, certifying that the representations and warranties contained herein of the Owner Participant are correct as though made on and as of the Refunding Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

                 h. The Pass Through Trustee, the Owner Trustee and the Owner Participant each shall have received an independent insurance broker's report, together with certificates of insurance from such broker, as to the due compliance with the terms of Section 11 of the

10958175 (AF-2)                                               Series AC

         Lease relating to insurance with respect to the Aircraft.

                 i. The Pass Through Trustee shall have received copies of all Uniform Commercial Code financing statements covering the security interests created by or pursuant to the Granting Clause of the Original Indenture and all Uniform Commercial Code financing statements describing the Lease as a lease and any continuation statements relating thereto pursuant to Section 4(F) of the Participation Agreement.

                 j. A UCC-1 financing statement and an amendment or amendments (including an assignment) to the Uniform Commercial Code financing statement or statements covering the security interests created by the Indenture shall have been executed and delivered by the Owner Trustee, as debtor, and by the Loan Trustee, as secured party, and such amendments shall have been duly filed in all places necessary or desirable within the State of Delaware, and an amendment or amendments (including an assignment) to the Uniform Commercial Code financing statement or statements describing the Lease as a lease shall have been executed and delivered by the Indenture Trustee, the Loan Trustee and the Lessee, and such amendment or amendments shall have been duly filed in all places necessary or desirable within the State of Texas.

                 k. The Pass Through Trustee, the Owner Trustee and the Owner Participant each shall have received an opinion addressed to it from Debevoise & Plimpton, special counsel for the Lessee, substantially in the form of Exhibit D hereto, and an opinion addressed to it from Anne
         H. McNamara, Esq., Senior Vice President-Administration and General Counsel of the Lessee, substantially in the form of Exhibit E hereto.

                 l. The Pass Through Trustee and the Owner Participant each shall have received an opinion addressed to it from Potter Anderson & Corroon, special counsel for the Owner Trustee, substantially in the form set forth in Exhibit F hereto.

                 m. The Pass Through Trustee, the Owner Trustee and the Owner Participant each shall have received an opinion addressed to it from Bingham, Dana & Gould,

10958175 (AF-2)                                               Series AC
         special counsel for the Loan Trustee, substantially in the form of Exhibit G hereto.

                 n. The Pass Through Trustee and the Owner Trustee each shall have received an opinion addressed to it from Sidley & Austin, special counsel for the Owner Participant, substantially in the form of Exhibit H hereto, and an opinion addressed to it from Louis B. Fontana, counsel of the Owner Participant, substantially in the form of Exhibit I hereto.

                 o. The Pass Through Trustee, the Owner Trustee and the Owner Participant each shall have received an opinion addressed to it from Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, substantially in the form of Exhibit J hereto.

                 p. The Lessee shall have entered into the Underwriting Agreement and the Pass Through Trust Supplements, the Pass Through Certificates shall have been issued and sold pursuant to the Underwriting Agreement and the Pass Through Trust Supplements, and the Underwriters shall have transferred to the Pass Through Trustee in immediately available funds an amount equal to the aggregate purchase price of the Equipment Notes to be purchased from the Owner Trustee.

                 q. No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it illegal for the Pass Through Trustee to make the payments described in Section 1(a) or for the Owner Trustee or Owner Participant to participate in the transactions contemplated by this Agreement on the Refunding Date.

                 r. All approvals and consents of any trustee or holder of any indebtedness or obligations of the Lessee which are required in connection with the Pass Through Trustee's making of the payments described in Section 1(a) or the Owner Trustee's or Owner Participant's participation in the transactions contemplated by this Agreement on the Refunding Date shall have been duly obtained.

                 Promptly following the recording of the Instrument of Resignation, the Lease Amendment and the Amended and

10958175 (AF-2)                                               Series AC

Restated Indenture pursuant to the Federal Aviation Act and the filing of the Trust Agreement Amendment pursuant to such Act, the Lessee will cause Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, to deliver to the Pass Through Trustee, the Lessee, the Loan Trustee, the Owner Participant and the Owner Trustee an opinion as to the due recording of the Instrument of Resignation, the Lease Amendment and the Indenture.

                 SECTION 4. Conditions Precedent to the Obligations of the Lessee; Conditions Precedent with Respect to the Pass Through Trustee. a. The Lessee's obligation to participate in the transactions contemplated by this Agreement and to execute and deliver the Lease Amendment are subject to the receipt by the Lessee of (i) each opinion referred to in subsections (l) through (o) of Section 3, addressed to the Lessee or accompanied by a letter from counsel rendering such opinion authorizing the Lessee to rely on such opinion as if it were addressed to the Lessee and (ii) such other documents and evidence with respect to each other party hereto as it may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement, the taking of all necessary corporate action in connection therewith and compliance with the conditions herein set forth.

                 b. The respective obligations of each of the Lessee, the Owner Participant, the Owner Trustee and the Loan Trustee to participate in the transactions contemplated hereby is subject to the receipt by each of them of
(i) a certificate signed by an authorized officer of the Pass Through Trustee, dated the Refunding Date, certifying that the representations and warranties contained herein of the Pass Through Trustee are correct as though made on and as of the Refunding Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date), (ii) an opinion addressed to each of them of Bingham, Dana & Gould, special counsel for the Pass Through Trustee, substantially in the form of Exhibit K hereto, and (iii) such other documents and evidence with respect to the Pass Through Trustee as it may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement, the taking of all necessary corporate action in connection therewith and compliance with the conditions herein set forth.

10958175 (AF-2)                                               Series AC

                 SECTION 5. Successor Trustee; Execution and Delivery of the New Indenture. The Original Loan Participants, the Owner Trustee and the Lessee hereby waive notice of the resignation of the Indenture Trustee pursuant to the Instrument of Resignation. Each of the Original Loan Participants, Lessee, Pass Through Trustee and Owner Trustee agrees that, notwithstanding the provisions of Section 8.02 of the Original Indenture, the Loan Trustee is an acceptable successor to the Indenture Trustee and the provisions of Section 8.02(b) of the Original Indenture are hereby waived by each Original Loan Participant, the Owner Trustee, the Indenture Trustee and the Loan Trustee; the Original Loan Participants and the Owner Participant, by execution and delivery hereof, request and direct the Owner Trustee and the Loan Trustee to execute and deliver the Indenture, and the Owner Trustee and the Loan Trustee agree to execute and deliver the Indenture. The Lessee, by execution and delivery hereof, consents to such execution and delivery of the Indenture. The Indenture shall be effective as of the Closing.

                 SECTION 6.  Amendment of the Original Lease and Amendment and
Restatement of the Original Rent Schedule.   The Pass Through Trustee, the Loan
Trustee and the Owner Participant, by execution and delivery hereof, request and instruct the Owner Trustee to execute and deliver the Lease Amendment and the Amended and Restated Rent Schedule; the Original Loan Participants, by execution and delivery hereof, request and instruct the Indenture Trustee to execute and deliver the Amended and Restated Rent Schedule; the Owner Trustee and the Lessee agree to execute and deliver the Lease Amendment and the Owner Trustee, the Loan Trustee, the Indenture Trustee, the Owner Participant and the Lessee agree to execute and deliver the Amended and Restated Rent Schedule.
The Lease Amendment and the Amended and Restated Rent Schedule shall be effective as of the Closing.

                 SECTION 7. Amendment of the Participation Agreement. Effective upon the Closing, the parties hereto agree that, without further act, the Original Participation Agreement shall be amended as set forth in Exhibit L hereto (such Original Participation Agreement, as so amended, the "Participation Agreement"), and the Pass Through Trustee and the Loan Trustee shall be deemed to be parties thereto from and after the Closing to the extent set forth in such Exhibit L. Except as so amended hereby, the Original Participation Agreement shall remain in full force and effect.

10958175 (AF-2)                                               Series AC

                 SECTION 8. Lessee's Representations and Warranties. The Lessee represents and warrants to the Pass Through Trustee, the Owner Participant, the Owner Trustee, the Original Loan Participants and the Loan Trustee that:

                 a. the Lessee is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, is an "air carrier" within the meaning of the Federal Aviation Act, is a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act, has the corporate power and authority to own or hold under lease its properties, has, or had on the respective dates of execution thereof, the corporate power and authority to enter into this Agreement, the Tax Indemnity Agreement Amendment, the Lease Amendment, the Pass Through Trust Documents and the other Operative Documents to which it is a party, has the corporate power and authority to perform its obligations under this Agreement, the Participation Agreement, the Tax Indemnity Agreement, the Lease, the Pass Through Trust Documents and each other Operative Document to which it is party, and is duly qualified to do business as a foreign corporation in good standing in each state in which it has intrastate routes or has a principal office or a major overhaul facility, and its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) is located in Fort Worth, Texas;

                 b. the execution and delivery of this Agreement, the Tax Indemnity Agreement Amendment, the Lease Amendment, the Pass Through Trust Documents and each other Operative Document to which it is a party, and the performance of this Agreement, the Participation Agreement, the Tax Indemnity Agreement, the Lease, the Pass Through Trust Documents and each other Operative Document to which it is a party, have been duly authorized by all necessary corporate action on the part of the Lessee, do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of the Lessee, except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation or order binding on the Lessee or the Certificate of Incorporation or By-Laws of the Lessee or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than Permitted Liens) upon the property of the

10958175 (AF-2)                                               Series AC

         Lessee under, any indenture, mortgage, contract or other agreement to which the Lessee is a party or by which it may be bound or affected;

                 c. neither the execution and delivery by the Lessee of this Agreement, the Tax Indemnity Agreement Amendment, the Lease Amendment, the Pass Through Trust Documents or any other Operative Document to which it is a party, nor the performance of its obligations hereunder or under the Participation Agreement, the Tax Indemnity Agreement, the Lease, the Pass Through Trust Documents or the Other Operative Documents to which it is a party, nor the consummation of any of the transactions by the Lessee contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, the Department of Transportation, the Federal Aviation Administration, or any other Federal, state or foreign governmental authority or agency, other than
         (i) the registration of the issuance and sale of the Pass Through Certificates, Series 1994-A (the "Pass Through Certificates"), to be issued pursuant to the provisions of the Pass Through Trust Documents, under the Securities Act of 1933, as amended, which registration has been duly accomplished, and under the securities laws of any state in which the Pass Through Certificates may be offered for sale if the laws of such state require such action, (ii) the qualification of the Pass Through Trust Documents under the Trust Indenture Act of 1939, as amended, which qualification has been duly obtained pursuant to an order of the Securities and Exchange Commission, and iii) the registrations and filings referred to in Section 8(h);

                 d. each of this Agreement, the Original Participation Agreement, the Original Tax Indemnity Agreement, the Original Lease, the Original Rent Schedule, the Pass Through Trust Documents and each other Operative Document to which the Lessee is a party constitutes, and each of the Participation Agreement when the Closing has occurred and the Tax Indemnity Agreement, the Amended and Restated Rent Schedule and the Lease when the Tax Indemnity Agreement Amendment, the Amended and Restated Rent Schedule and the Lease Amendment shall have been entered into will constitute, the legal, valid and binding obligations of the Lessee enforceable against the Lessee in accordance with their respective

10958175 (AF-2)                                               Series AC
         terms except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity and except, in the case of the Lease, as limited by applicable laws which may affect the remedies provided in the Lease, which laws, however, do not make the remedies provided in the Lease inadequate for practical realization of the rights and benefits provided thereby;

                 e. there are no pending or threatened actions or proceedings before any court or administrative agency or arbitrator which would materially adversely affect the consolidated financial condition of the Lessee and its consolidated subsidiaries, taken as a whole, or the ability of the Lessee to perform its obligations under this Agreement, the Participation Agreement, the Tax Indemnity Agreement, the Lease, the Pass Through Trust Documents or any of the other Operative Documents to which it is a party or by which it is bound;

                 f. the Lessee and its subsidiaries have filed or caused to be filed all Federal, state, local and foreign tax returns which are required to be filed and have paid or caused to be paid all taxes shown to be due and payable on such returns or (except to the extent being contested in good faith and for the payment of which adequate reserves have been provided) on any assessment received by the Lessee or any of its subsidiaries, to the extent that such taxes have become due and payable; the Federal income tax liability, if any, of the Lessee has been determined by the Internal Revenue Service (or the statute of limitations has expired with respect to a redetermination of such liability) and (except to the extent being contested in good faith and for the payment of which adequate reserves have been provided) paid for all years prior to and including the fiscal year ended December 31, 1984; the Federal income tax returns of the Lessee for the fiscal years ended December 31, 1985 to December 31, 1992, inclusive, are subject to examination by the Internal Revenue Service;

                 g. the audited consolidated balance sheet of the Lessee and its subsidiaries as of the end of each of its last three fiscal years, and the related consolidated statements of operations and cash flows for the three fiscal years then ended (copies of which have

10958175 (AF-2)                                               Series AC
         been furnished to the Pass Through Trustee), fairly present the consolidated financial position of the Lessee and its consolidated subsidiaries as at the end of each such fiscal year and the consolidated results of their operations and cash flows for each such fiscal year in accordance with generally accepted accounting principles applied on a consistent basis (except as may be noted in such financial statements); since December 31, 1993, there has been no material adverse change in such consolidated financial condition of the Lessee and its consolidated subsidiaries, taken as a whole;

                 h. except for the filing of the Trust Agreement Amendment pursuant to the Federal Aviation Act and the filing for recording pursuant to such Act of the Indenture, the Instrument of Resignation and the Lease Amendment, no further filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction) that has not been previously taken is necessary to establish and perfect the Owner Trustee's interest in the Aircraft as against the Lessee and any third parties (other than the filing of the amendments referred to in Section 3(j) hereof under Article 9 of the Uniform Commercial Code as in effect in the State of Texas in respect of a financing statement previously filed under such Article 9), or to perfect the security interest in favor of the Loan Trustee in the Owner Trustee's interest in the Aircraft (with respect to such portion of the Aircraft as is covered by the recording system established by the Federal Aviation Administration pursuant to Section 503(a) of the Federal Aviation Act) in any applicable jurisdiction in the United States and in the Lease in any applicable jurisdiction in the United States (other than the Loan Trustee taking possession of the original counterparts of the Original Lease and the Lease Amendment (to the extent the Original Lease and the Lease Amendment constitute chattel paper) and the filing of (i) the UCC-1 financing statement and (ii) the amendments (and assignments) referred to in Section 3(j) hereof under Article 9 of the Uniform Commercial Code as in effect in the States of Delaware or Texas, as the case may be, in respect of a financing statement previously filed under such Article 9);

                 i. the Lessee represents and warrants that neither it nor any Person authorized to act on its behalf

10958175 (AF-2)                                               Series AC
         has (i) (other than as described in clause (ii)) directly or indirectly offered any interest in the Trust Estate or the Equipment Notes or any similar interest for sale to, or solicited any offer to acquire any of the same from, anyone other than the Owner Participant, the Original Loan Participants and not more than 70 other institutional investors or (ii) directly or indirectly offered the Pass Through Certificates for sale to anyone other than in a manner required by the Securities Act of 1933, as amended, and by the rules and regulations thereunder;

                 j. the Lessee is not an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended;

                 k. no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

                 l. no event has occurred and is continuing which constitutes an Event of Loss or would constitute an Event of Loss with the elapse of time.

                 SECTION 9. Representations, Warranties and Covenants. a. The Loan Trustee represents, warrants and covenants to the Pass Through Trustee, the Owner Participant, the Owner Trustee, the Original Loan Participants and the Lessee that:

                 (1) the Loan Trustee is a national banking association duly organized and validly existing and in good standing under the laws of the United States, is a "citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act and will resign as Loan Trustee promptly after it obtains actual knowledge that it has ceased to be such a citizen, and has the full corporate power, authority and legal right under the laws of the State of Connecticut and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver each of this Agreement, the Indenture and each other Operative Document to which it is a party and the Instrument of Resignation and to carry out its obligations under this Agreement, the Participation Agreement, the Indenture

10958175 (AF-2)                                               Series AC
         and each other Operative Document to which it is a party;

             (2) the execution and delivery by the Loan Trustee of this Agreement, the Indenture, each other Operative Document to which it is a party and the Instrument of Resignation and the performance by the Loan Trustee of its obligations under this Agreement, the Participation Agreement, the Indenture and each other Operative Document to which it is a party have been duly authorized by the Loan Trustee and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

            (3) this Agreement constitutes, and the Participation Agreement, when the Closing has occurred, and the Indenture, the Instrument of Resignation and the Amended and Restated Rent Schedule, when executed and delivered by the Loan Trustee, will constitute, the legal, valid and binding obligations of the Loan Trustee enforceable against it in accordance with their respective terms.

                 b. The Owner Trustee, in its individual capacity (except with respect to clauses (3) and (4) below) and (but only with respect to clauses
(3), (4) and, to the extent that it relates to the Owner Trustee, clause (9)) as Owner Trustee, represents and warrants that:

                 (1) the Owner Trustee, in its individual capacity, is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware, has full corporate power and authority to carry on its business as now conducted and has, or had on the respective dates of execution thereof, the corporate power and authority to execute and deliver the Trust Agreement and the Trust Agreement Amendment, has the corporate power and authority to carry out the terms of the Trust Agreement, has, or had on the respective dates of execution thereof (assuming the authorization, execution and delivery of the Trust Agreement and the Trust Agreement Amendment by the Owner Participant), as Owner Trustee, and to the extent expressly provided herein or therein, in its individual capacity, the corporate power and authority to execute and deliver this Agreement, the Original Indenture, the Indenture, the Equipment Notes, the Lease Amendment,

10958175 (AF-2)                                               Series AC
         the Amended and Restated Rent Schedule and each other Operative Document (other than the Trust Agreement) to which it is a party and has the corporate power and authority to carry out the terms of this Agreement, the Participation Agreement, the Lease, the Indenture, the Equipment Notes and each other Operative Document (other than the Trust Agreement) to which it is a party;

                  (2) the Owner Trustee in its trust capacity and, to the extent expressly provided therein, in its individual capacity, has duly authorized, executed and delivered the Original Trust Agreement and the Trust Agreement Amendment and (assuming the due authorization, execution and delivery of the Original Trust Agreement and Trust Agreement Amendment by the Owner Participant) each of this Agreement, the Amended and Restated Rent Schedule, the Original Participation Agreement, the Original Trust Agreement, the Original Indenture, the Original Lease and each other Operative Document to which it is a party and the Trust Agreement constitutes, a legal, valid and binding obligation of the Owner Trustee, in its individual capacity, enforceable against it in its individual capacity or as Owner Trustee, as the case may be, in accordance with its terms except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity;

                 (3) assuming the due authorization, execution and delivery of the Original Trust Agreement and the Trust Agreement Amendment by the Owner Participant, each of this Agreement, the Original Participation Agreement, the Original Indenture, the Original Lease, and each other Operative Document to which it is party, constitutes, and each of the Participation Agreement, when the Closing has occurred, the Indenture, when entered into, the Lease, when the Lease Amendment shall have been entered into, and the Amended and Restated Rent Schedule, when entered into, will constitute, the legal, valid and binding obligation of the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, enforceable against it in its individual capacity or as Owner Trustee, as the case may be, in accordance with its terms except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights

10958175 (AF-2)                                               Series AC
         of creditors generally and by general principles of equity;

             (4) assuming the due authorization, execution and delivery of the Original Trust Agreement and the Trust Agreement Amendment by the Owner Participant, the Owner Trustee has duly authorized, and on the Refunding Date shall have duly issued, executed and delivered to the Pass Through Trustee, the Equipment Notes pursuant to the terms and provisions of the Indenture and each Equipment Note on the Refunding Date will constitute the valid and binding obligation of the Owner Trustee and will be entitled to the benefits and security afforded by the Indenture in accordance with the terms of such Equipment Note and the Indenture;

             (5) neither the execution and delivery by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of this Agreement, the Original Participation Agreement, the Original Trust Agreement, the Trust Agreement Amendment, the Original Indenture, the Indenture, the Original Lease, the Lease Amendment, the Original Rent Schedule, the Amended and Restated Rent Schedule, the Purchase Agreement Assignment or the Equipment Notes, nor the consummation by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated hereby or thereby, nor the compliance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, with any of the terms and provisions hereof and thereof, A) requires or will require any approval of its stockholders, or approval or consent of any trustees or holders of any indebtedness or obligations of it, or B) violates or will violate its certificate of incorporation or by-laws, or contravenes or will contravene any provision of, or constitutes or will constitute a default under, or results or will result in any breach of, or results or will result in the creation of any Lien (other than as permitted under the Lease) upon its property under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sale contract, bank loan or credit agreement, license or other agreement or instrument to which it is a party or by which it is bound, or contravenes or will contravene any law, governmental rule or regulation of the United States of America or the State of Delaware governing the trust

10958175 (AF-2)                                               Series AC
         powers of the Owner Trustee, or any judgment or order applicable to or binding on it;

             (6) no consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any Delaware State or local governmental authority or agency or any United States federal governmental authority or agency regulating the trust powers of the Owner Trustee in its individual capacity is required for the execution and delivery of, or the carrying out by, the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated hereby or by the Trust Agreement, the Participation Agreement, the Indenture, the Lease, the Amended and Restated Rent Schedule, the Purchase Agreement Assignment or the Equipment Notes, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken;

             (7) there exists no Lessor's Lien attributable to the Owner Trustee, in its individual capacity;

             (8) there are no Taxes payable by the Owner Trustee, either in its individual capacity or as Owner Trustee, imposed by the State of Delaware or any political subdivision thereof in connection with the redemption of the Loan Certificates or the issuance of the Equipment Notes or the execution and delivery by the Owner Trustee in its individual capacity of the Original Trust Agreement, and in its individual capacity or as Owner Trustee, as the case may be, of any of the instruments referred to in clauses (1), (2) and (4) above, that, in each case, would not have been imposed if the Trust Estate had not been created pursuant to the laws of the State of Delaware and Wilmington Trust Company had not a) been incorporated under the laws of, b) had its principal place of business in, (c) performed (in its individual capacity or as Owner Trustee) any or all of its duties under the Operative Documents in, and d) engaged in any activities unrelated to the transactions contemplated by the Operative Documents in, the State of Delaware;

             (9) there are no pending or threatened actions or proceedings against the Owner Trustee, either in its individual capacity or as Owner Trustee, before any

10958175 (AF-2)                                               Series AC
         court or administrative agency which, if determined adversely to it, would materially adversely affect the ability of the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, to perform its obligations under any of the instruments referred to in clauses (1), (2), (4) and (5) above;

             (10) both its chief executive office, and the place where its records concerning the Aircraft and all its interests in, to and under all documents relating to the Trust Estate, are located in Wilmington, Delaware, and the Owner Trustee, in its individual capacity, agrees to give the Lessee, the Owner Participant, the Loan Trustee and the Pass Through Trustee at least 30 days' prior written notice of any relocation of said chief executive office or said place from its present location;

             (11) the Owner Trustee in its individual or trust capacity has not directly or indirectly offered any Equipment Note or Pass Through Certificate or any interest in or to the Trust Estate, the Trust Agreement or any similar interest for sale to, or solicited any offer to acquire any of the same from, anyone other than the Pass Through Trustee, the Original Loan Participants and the Owner Participant; and the Owner Trustee has not authorized anyone to act on its behalf (it being understood that in arranging and proposing the refinancing contemplated hereby and agreed to herein by the Owner Trustee, the Lessee has not acted as agent of the Owner Trustee) to offer directly or indirectly any Equipment Note, any Pass Through Certificate or any interest in and to the Trust Estate, the Trust Agreement or any similar interest for sale to, or to solicit any offer to acquire any of the same from, any person; and

             (12) it is a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act and the rules and regulations of the Federal Aviation Administration thereunder (without making use of a voting trust agreement or voting powers agreement).

                 c.  The Owner Participant represents and warrants that:

             (1) it is a corporation duly organized and validly existing in good standing under the laws of the

10958175 (AF-2)                                               Series AC

         State of Delaware and has the corporate power and authority to carry on its present business and operations and to own or lease its properties, has, or had at the time of its execution, the corporate power and authority to enter into this Agreement, the Original Participation Agreement, the Original Tax Indemnity Agreement, the Original Trust Agreement, the Tax Indemnity Agreement Amendment, the Trust Agreement Amendment and the Amended and Restated Rent Schedule, and has the corporate power and authority to perform its obligations under this Agreement, the Participation Agreement, the Tax Indemnity Agreement, the Trust Agreement and the Amended and Restated Rent Schedule; and this Agreement, the Original Participation Agreement, the Original Tax Indemnity Agreement, the Original Trust Agreement and the Original Rent Schedule have been duly authorized, executed and delivered by it and the execution and delivery of the Tax Indemnity Agreement Amendment, the Trust Agreement Amendment and the Amended and Restated Rent Schedule has been duly authorized by it; and each of this Agreement, the Original Participation Agreement, the Original Tax Indemnity Agreement, the Original Trust Agreement and the Original Rent Schedule constitutes, and each of the Participation Agreement, when the Closing has occurred, and the Tax Indemnity Agreement, the Trust Agreement and the Amended and Restated Rent Schedule, when the Tax Indemnity Agreement Amendment, the Trust Agreement Amendment and the Amended and Restated Rent Schedule shall have been entered into will constitute, the legal, valid and binding obligations of the Owner Participant enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity;

                 (2) neither (a) the execution and delivery by the Owner Participant of this Agreement, the Tax Indemnity Agreement Amendment, the Participation Agreement, the Trust Agreement Amendment, the Amended and Restated Rent Schedule or any other Operative Document to which it is a party nor b) compliance by it with all of the provisions thereof, (1) will contravene any law or order of any court or governmental authority or agency applicable to or binding on the Owner Participant (it being understood that no representation or warranty is made with respect to laws, rules or regulations relat-

10958175 (AF-2)                                               Series AC
         ing to aviation or to the nature of the equipment owned by the Owner Trustee other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable law), or (2) will contravene the provisions of, or constitutes or has constituted a default under, its articles of incorporation or by-laws or any indenture, mortgage, contract or other agreement or instrument to which the Owner Participant is a party or by which it or any of its property may be bound or affected;

                 (3) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than as required by the Federal Aviation Act or the regulations promulgated thereunder and except for routine insurance regulatory filings which have been or will be made) is or was required, as the case may be, for the due execution, delivery or performance by it of this Agreement, the Participation Agreement, the Tax Indemnity Agreement Amendment, the Tax Indemnity Agreement, the Trust Agreement Amendment, the Trust Agreement and the Amended and Restated Rent Schedule;

                 (4) there are no pending or, to its knowledge, threatened actions or proceedings before any court or administrative agency or arbitrator which would materially adversely affect the Owner Participant's ability to perform its obligations under this Agreement, the Participation Agreement, the Tax Indemnity Agreement and the Trust Agreement;

                 (5) neither the Owner Participant nor anyone authorized by it to act on its behalf (it being understood that in arranging and proposing the refinancing contemplated hereby and agreed to herein by the Owner Participant, the Lessee has not acted as agent of the Owner Participant) has directly or indirectly offered any Equipment Note or Pass Through Certificate or any interest in and to the Trust Estate, the Trust Agreement or any similar interest for sale to, or solicited any offer to acquire any of the same from, anyone; the Owner Participant's interest in the Trust Estate and the Trust Agreement was acquired for its own account and was purchased for investment and not with a view to any resale or distribution thereof;

10958175 (AF-2)                                               Series AC

                 (6) on the Refunding Date, the Trust Estate shall be free of Lessor's Liens attributable to it; and

                 (7)  it is a "citizen of the United States" as defined in
         Section 101(16) of the Federal Aviation Act and the rules and regulations of the Federal Aviation Administration thereunder (without making use of a voting trust agreement or a voting powers agreement).

                 d. The Pass Through Trustee represents, warrants and covenants to the Owner Participant, the Owner Trustee and the Lessee that:

                 (1) the Pass Through Trustee is a national banking association duly organized and validly existing in good standing under the laws of the United States of America, and has the full corporate power, authority and legal right under the laws of the State of Connecticut and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver each of the Pass Through Trust Documents and this Agreement and to perform its obligations under this Agreement, the Pass Through Trust Documents and the Participation Agreement;

                 (2) each of the Pass Through Trust Documents and this Agreement has been duly authorized, executed and delivered by the Pass Through Trustee; this Agreement, each of the Pass Through Trust Documents and the Participation Agreement constitute the legal, valid and binding obligations of the Pass Through Trustee enforceable against it in accordance with their respective terms;

                 (3) none of the execution, delivery and performance by the Pass Through Trustee of each of the Pass Through Trust Documents, this Agreement and the Participation Agreement, the purchase by the Pass Through Trustee of the Equipment Notes pursuant to this Agreement, and the issuance of the Pass Through Certificates pursuant to the Pass Through Trust Documents, contravene any law, rule or regulation of the State of Connecticut or any United States governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Pass Through Trustee and do not contravene or result in any breach of, or constitute a default under, the Pass Through Trustee's

10958175 (AF-2)                                               Series AC

         Articles of Association or By-Laws or any agreement or instrument to which the Pass Through Trustee is a party or by which it or any of its properties may be bound;

                 (4) neither the execution and delivery by the Pass Through Trustee of any of the Pass Through Trust Documents or this Agreement nor the consummation by the Pass Through Trustee of any of the transactions contemplated hereby or thereby or by the Participation Agreement requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Connecticut governmental authority or agency or any Federal governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers;

                 (5) there are no Taxes payable by the Pass Through Trustee imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Pass Through Trustee of this Agreement, any of the Pass Through Trust Documents or the Participation Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Documents), and there are no Taxes payable by the Pass Through Trustee imposed by the State of Connecticut or any political subdivision thereof in connection with the acquisition, possession or ownership by the Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Documents) and, assuming that the trusts created by the Pass Through Trust Supplements will not be taxable as corporations, but, rather, each will be characterized as a grantor trust under subpart E, Part I of Subchapter J of the Code, such trusts will not be subject to any Taxes imposed by the State of Connecticut or any political subdivision thereof;

                 (6) there are no pending or threatened actions or proceedings against the Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would

10958175 (AF-2)                                               Series AC
         materially adversely affect the ability of the Pass Through Trustee to perform its obligations under this Agreement, the Participation Agreement or any Pass Through Trust Document;

                 (7) except for the issue and sale of the Pass Through Certificates contemplated hereby, the Pass Through Trustee has not directly or indirectly offered any Equipment Note for sale to any Person or solicited any offer to acquire any Equipment Notes from any Person, nor has the Pass Through Trustee authorized anyone to act on its behalf to offer directly or indirectly any Equipment Note for sale to any Person, or to solicit any offer to acquire any Equipment Note from any Person; and the Pass Through Trustee is not in default under any Pass Through Trust Document; and

                 (8) the Pass Through Trustee is not directly or indirectly controlling, controlled by or under common control with the Owner Participant, the Owner Trustee, any Underwriter or the Lessee.

                 e. Each Original Loan Participant, solely in its individual capacity, represents and warrants that:

                 (1) as of the Refunding Date it is the owner of a Loan Certificate in the aggregate principal amount set forth opposite its name on Schedule II hereto free and clear of Liens attributable to it; and

                 (2) this Agreement has been duly authorized, executed and delivered by such Original Loan Participant and constitutes the legal, valid and binding obligation of such Original Loan Participant, enforceable against such Original Loan Participant in accordance with its terms, except as such enforceability may be limited by application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally, and by general principles of equity.

                 f. The Indenture Trustee represents and warrants that this Agreement has been duly authorized, executed and delivered by it.

10958175 (AF-2)                                               Series AC

                 SECTION 10. Notices. Unless otherwise specifically provided herein, all notices required or permitted by the terms of this Agreement shall be in English and in writing, and any such notice shall become effective upon being deposited in the United States mail, with proper postage for first-class registered or certified mail prepaid, or when delivered personally or, if promptly confirmed by mail as provided above, when dispatched by telegram, telex, facsimile or other written telecommunication, addressed if to the Lessee, the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Original Loan Participants, the Indenture Trustee or the Loan Trustee, at their respective addresses or telex or facsimile numbers set forth below the signatures of such parties at the foot of this Agreement.

                 SECTION 11.  Expenses.  a.  Except as provided in paragraph
(c) below, and subject to paragraph (b) below, and without duplication of any amounts payable under Section 9(a) of the Participation Agreement, all of the initial out-of-pocket costs, fees and expenses incurred by the Indenture Trustee, the Owner Trustee, the Owner Participant, the Pass Through Trustee, the Loan Trustee and the Original Loan Participants (to the extent set forth below) in connection with the transactions contemplated by this Agreement, the other Operative Documents, the Pass Through Trust Supplements, and the Underwriting Agreement shall be paid promptly by the Owner Participant including, without limitation,

                 (1) the reasonable fees, expenses and disbursements allocable to the Equipment Notes issued under the Indenture of (A) Bingham, Dana & Gould, special counsel for the Pass Through Trustee and the Loan Trustee, (B) Potter Anderson & Corroon, counsel for the Owner Trustee,
         (C) Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma,
         (D) Shearman & Sterling, special counsel for the Underwriters of the Pass Through Certificates in an amount separately agreed, (E) Debevoise & Plimpton, special counsel for the Lessee; and F) Winthrop, Stimson, Putnam & Roberts, special counsel to the Original Loan Participants;

                 (2) the reasonable fees, expenses and disbursements of Sidley & Austin, special counsel for the Owner Participant; and

                 (3) all other reasonable expenses incurred in connection with such actions and transactions, includ-

10958175 (AF-2)                                               Series AC
         ing, without limitation, the fees, expenses and/or commissions payable to each of Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Salomon Brothers Inc and Pryor, McClendon, Counts & Co., Inc. in connection with the offering and sale of the Pass Through Certificates, printing and document production or reproduction expenses and its proportionate share of all fees, taxes and other charges payable in connection with the offering and sale of the Pass Through Certificates and with the recording or filing of any instruments and financing statements required to be recorded or filed in connection with the transactions contemplated by this Section 11, in each case allocable to the Equipment Notes issued under the Indenture.

         Notwithstanding the foregoing, the Lessee shall pay, in amounts separately agreed, the fees, expenses and disbursements of Debevoise & Plimpton, special counsel for the Lessee, and the fees and expenses of Babcock & Brown, the Lessee's financial advisor.

                 b. The Owner Participant prior to the payment thereof will send copies of any invoices received by it with respect to any of the foregoing fees, expenses and disbursements constituting transaction costs to the Lessee for the Lessee's review and approval, such approval not to be unreasonably withheld or delayed.

                 c.  In the event that the transactions contemplated by this
Section 11 and the agreements referred to herein are not consummated, the Lessee shall, except as provided in the Underwriting Agreement with regard to fees and expenses of the Underwriters, bear and pay all costs, expenses and fees referred to in this Section 11; provided that if the transaction fails to be consummated as a result of the failure of the Owner Participant to act in good faith in consummating the transactions, or otherwise comply with the terms hereof, the Owner Participant shall bear and pay its own fees, costs and expenses (including, without limitation, the fees and expenses of its special counsel) and the Lessee shall pay all other reasonable fees, costs and expenses as aforesaid.

                 SECTION 12. Miscellaneous. a. Except as otherwise provided for herein, the representations, warranties and agreements herein of the Lessee, the Owner Trustee, the Indenture Trustee, the Loan Trustee, the Owner Participant, the Original Loan Participants and the Pass Through Trustee,

10958175 (AF-2)                                               Series AC
and the Lessee's, the Owner Trustee's, the Loan Trustee's, the Owner Participant's and the Pass Through Trustee's obligations under any and all thereof, shall survive the expiration or other termination of this Agreement and the other agreements referred to herein.

                 b. Neither the Owner Participant nor the Pass Through Trustee shall have any obligation or duty to the Lessee with respect to the transactions contemplated hereby except those obligations or duties expressly set forth herein, in the Participation Agreement, or, in the case of the Owner Participant, in the Tax Indemnity Agreement, or, in the case of the Pass Through Trustee, in the Pass Through Trust Documents.

                 c. The parties hereto agree that all Operative Documents hitherto designated "(AA 1991 AF-2)" are hereby redesignated "(AA 1994 PTC Series AC)".

                 d. This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement including a signature page executed by each of the parties hereto shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Loan Trustee. The index preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Lessee and, subject to the terms of the Participation Agreement, its successors and permitted assigns, the Original Loan Participants, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Documents, the Loan Trustee and its successors as Loan Trustee (and any additional Loan Trustee appointed) under the Indenture, the Indenture Trustee, the Owner Trustee and its successors as Owner Trustee under the Trust Agreement, and the Owner Participant and, subject to the

10958175 (AF-2)                                               Series AC
provisions of the Participation Agreement, its successors and permitted assigns. No purchaser or holder of any Equipment Notes shall be deemed to be a successor or assign of any of the Original Loan Participants. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

10958175 (AF-2)                                               Series AC

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       AMERICAN AIRLINES, INC.


                                       By  __________________________
                                           Name:
                                           Title:

                                          Address:  P.O. Box 619616
                                                    Dallas/Fort Worth
                                                    International Airport
                                                    Texas 75261-9616
                                          Attention:  Vice President
                                          Telex:  73-0613
                                          Answerback:  AMAIR-DFWDAL
                                          Facsimile:  (817) 963-4318
                                          Telephone:  (817) 963-1234


                                       AT&T CREDIT HOLDINGS, INC.
                                       (FORMERLY KNOWN AS AT&T
                                       CREDIT CORPORATION),
                                         as Owner Participant


                                       By  __________________________
                                           Name:
                                           Title:

                                          Address:  44 Whippany Road
                                                    Morristown, New Jersey 07960
                                          Attention:
                                          Telex:
                                          Answerback:
                                          Facsimile:  (201) 397-4365
                                          Telephone:  (201) 397-3000

10958175 (AF-2)                                               Series AC

                                      WILMINGTON TRUST COMPANY,
                                        not in its individual capacity, except
                                        as otherwise provided herein, but
                                        solely as Owner Trustee


                                      By __________________________________
                                         Name:
                                         Title:

                                        Address: Rodney Square North
                                                 1100 N. Market Street
                                                 Wilmington, Delaware 19890-0001
                                        Attention:  Corporate Trust
                                                      Administration

                                                    (AA 1994 PTC Series AC)
                                        Telex:
                                        Answerback:
                                        Facsimile:  (302) 651-8882
                                        Telephone:  (302) 651-1000


                                      STATE STREET BANK AND TRUST COMPANY OF
                                        CONNECTICUT, NATIONAL ASSOCIATION,
                                          not in its individual capacity,
                                          except as otherwise expressly
                                          provided herein, but solely as Loan
                                          Trustee


                                      By ______________________________________
                                         Name:
                                         Title:

                                        Address:  750 Main Street
                                                  Hartford, Connecticut 06103
                                        Attention:  Corporate Trust Department
                                        Facsimile:  (203) 244-1899
                                        Telephone:  (203) 244-1800

10958175 (AF-2)                                               Series AC

                                        BANQUE INDOSUEZ,
                                          as Original Loan Participant

                                        By _____________________________________
                                           Name:
                                           Title:

                                          Address: 47 Rue de Morceau
                                                   75008 Paris, France

                                          Attention:
                                          Facsimile:  331-4420-2906/2987
                                          Telephone:  331-4420-2020


                                        CREDIT NATIONAL,
                                          as Original Loan Participant


                                        By _____________________________________
                                           Name:
                                           Title:

                                          Address: 45 Rue St. Dominique
                                                   75007 Paris, France

                                          Attention: Bruno Lecerf
                                          Facsimile:
                                          Telephone:


                                        STATE STREET BANK AND TRUST COMPANY OF
                                          CONNECTICUT, NATIONAL ASSOCIATION,
                                            as Pass Through Trustee under each
                                            of five separate Pass Through Trust
                                            Agreements


                                         By ____________________________________
                                            Name:
                                            Title:

                                          Address: 750 Main Street
                                                   Hartford, Connecticut 06103
                                          Attention: Corporate Trust Department
                                          Facsimile:  (203) 244-1899
                                          Telephone:  (203) 244-1800

10958175 (AF-2)                                               Series AC

                                   NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION
                                     (FORMERLY KNOWN AS C&S/SOVRAN TRUST COMPANY
                                     (GEORGIA), NATIONAL ASSOCIATION),
                                       as Indenture Trustee


                                   By _________________________________________
                                      Name:
                                      Title:

                                     Address:  Corporate Trust Lease
                                                 Administration
                                               600 Peachtree St., Suite 900
                                               Atlanta, GA  30308
                                     Facsimile:  (404) 607-6362
                                     Telephone:  (404) 607-4681

10958175 (AF-2)                                               Series AC

                                               CREDIT NATIONAL

                                               By: __________________________
                                                   Name:
                                                   Title:

                                               Address:  45 Rue St. Dominique
                                                         75007 Paris, France
                                               Telephone:  011-33-1-45-50-90-53
                                               Telecopy:   011-33-1-45-55-18-77

10958175 (AF-2)                     Series AC